BYLAWS
Amended November 15, 2011

BYLAWS
OF
SOUTHWEST GAS CORPORATION

ARTICLE I

OFFICES

Section 1.                       Principal Office

The principal office for the transaction of the business of the Corporation is hereby fixed and located at 5241 Spring Mountain Road, in the City of Las Vegas, County of Clark, State of Nevada.

Section 2.                       Other Offices

Branch or subordinate offices may at any time be established by the Board of Directors at any place or places where the Corporation is qualified to do business.

Section 3.                       Terminology

All personal pronouns used herein are employed in a generic sense and are intended and deemed to be neutral in gender.

ARTICLE II

MEETING OF SHAREHOLDERS

Section 1.                       Regular Meeting

Commencing in May 2009, the regular annual meeting of shareholders shall be held at the principal office of the Corporation, or at such other place within or without the State of California as the officers of the Corporation may deem convenient and appropriate, at 10:00 a.m. on the first Thursday after the third day of May of each year, if not a legal holiday, and if a legal holiday, then at 10:00 a.m. on the next succeeding business day, for the purpose of electing a Board of Directors and transacting such other business as properly may come before the meeting; provided, however, that the Board of Directors may, by resolution, establish a different date not more than 120 days thereafter if, in its sole discretion, it deems such postponement appropriate.

Section 2.                       Special Meetings

Except in those instances where a particular manner of calling a meeting of the shareholders is prescribed by law or elsewhere in these Bylaws, a special meeting of the shareholders may be called at any time by the Chief Executive Officer or other officers acting for him or by the Board of Directors, or by the holders of not less than one-third of the voting shares then issued and outstanding.  Each call for a special meeting of the shareholders shall state the time, place, and the purpose of such meeting; if made by the Board of Directors, it shall be by resolution duly adopted by a majority vote and entered in the minutes; if made by an authorized officer or by the shareholders, it shall be in writing and signed by the person or persons making the same, and unless the office of Secretary be vacant, delivered to the Secretary.  No business shall be transacted at a special meeting other than as is stated in the call and the notice based thereon.

Section 3.                       Notice of Regular and Special Meetings of the Shareholders

Notice of each regular and special meeting of the shareholders of the Corporation shall be given by mailing to each shareholder a notice of the time, place, and purpose of such meeting addressed to him at his address as it appears upon the books of the Corporation.  Each such notice shall be deposited in the United States Mail with the postage thereon prepaid at least ten days prior to the time fixed for such meeting.  If the address of any such shareholder does not appear on the books of the Corporation and his post office address is unknown to the person mailing such notices, the notice shall be addressed to him at the principal office of the Corporation.

Without limiting the manner by which notice otherwise may be given effectively to shareholders, any notice to shareholders given by the Corporation shall also be effective if given by a form of electronic transmission consented to by the shareholder to whom the notice is given.  Any such consent shall be revocable by the shareholder by written notice to the Corporation.  Any such consent shall be deemed revoked if (i) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent, and (ii) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.  An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

For purposes of this Section 3, “electronic transmission” means a communication (i) delivered by (1) facsimile telecommunication or electronic mail when directed to the facsimile number or electronic mail address, respectively, for that shareholder on record with the Corporation, (2) posting on an electronic message board or network which the Corporation has designated for those communications, together with a separate notice to the recipient of the posting, which transmission shall be validly delivered upon the later of the posting or delivery of the separate notice thereof, or (3) other means of electronic communication, (ii) to a shareholder who has provided an unrevoked consent to the use of those means of transmission for such communications and (iii) that creates a record that is capable of retention, retrieval, and review, and that may thereafter be rendered into clearly legible tangible form.  In addition, the consent to an electronic transmission by the Corporation to an individual shareholder shall be preceded by or include a clear written statement to the shareholder as to:  (a) any right of the recipient to have the record provided or made available on paper or in non-electronic form; (b) whether the consent applies only to that transmission, to specified categories of communications, or to all communications from the Corporation; and (c) the procedures the recipient must use to withdraw consent.

Section 4.                       Quorum

At any meeting of the shareholders, the presence in person or by proxy of the holders of a majority of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business, except when it is otherwise provided by law. Any regular or special meeting of the shareholders, whether or not a quorum is present, may be adjourned from day to day or from time to time by the chairman of the meeting or by the vote of the holders of a majority of the shares entitled to vote at said meeting.  Such adjournment and the reasons therefor shall be recorded in the minutes of the proceedings.

Section 5.                       Waiver of Notice

When all the shareholders of the Corporation are present at any meeting, or when the shareholders not represented thereat give their written consent to the holding thereof at the time and place the meeting is held, and such written consent is made a part of the records of such meeting, the proceedings had at such meeting are valid, irrespective of the manner in which the meeting is called or the place where it is held.

Section 6.                       Proper Business for Shareholder Meetings

1. At a meeting of the shareholders, only such business shall be proper as shall be brought before the meeting:  (i) pursuant to the Corporation’s notice of meeting; (ii) by or at the direction of the Board of Directors of the Corporation; or (iii) by any shareholder of the Corporation who is a shareholder of record at the time of giving the notice provided for herein, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth herein.

2. For business to be properly brought before a meeting by a shareholder pursuant to clause (iii) above, the shareholder must have given timely notice thereof in writing to the Secretary.  To be timely as to an annual meeting of shareholders, a shareholder’s notice must be received at the principal executive office of the Corporation not less than 120 calendar days before the date of the Corporation’s proxy statement released to shareholders in connection with the previous year’s annual meeting; provided however, that if the date of the meeting is changed by more than 30 days from the date of the previous year’s meeting, notice by shareholder to be timely must be received no later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made.  To be timely as to a special meeting of shareholders, a shareholder notice must be received not later than the call of the meeting as provided for in Section 2 of this Article II.  Such shareholder notice (whether for an annual meeting or a special meeting) shall set forth as to each matter the shareholder proposes to bring before the meeting:  (a) a brief description of and the reasons for proposing such matter at the meeting; (b) the name and address, as they appear on the Corporation’s books, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (c) the class and number of shares of the Corporation which are owned beneficially and of record by such shareholder of record and by the beneficial owner, if any, on whose behalf the proposal is made; (d) any material interest of such shareholder of record and the beneficial owner, if any, on whose behalf the proposal is made, in such proposal, (e) as to the shareholder giving the notice and any Shareholder Associated Person (as defined below) or any member of such shareholder’s immediate family sharing the same household, whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement, or understanding (including, but not limited to, any short position or any borrowing or lending of shares of stock) has been made, the effect or intent of which is to mitigate loss or increase profit to or manage the risk or benefit of stock price changes for, or to increase or decrease the voting power of, such shareholder, such Shareholder Associated Person, or family member with respect to any share of stock of the Corporation (each, a “Relevant Hedge Transaction”), and (f) as to the shareholder giving the notice and any Shareholder Associated Person or any member of such shareholder’s immediate family sharing the same household, to the extent not set forth pursuant to the immediately preceding clause, (1) whether and the extent to which such shareholder, Shareholder Associated Person, or family member has direct or indirect beneficial ownership of any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (a “Derivative Instrument”), (2) any rights to dividends on the shares of the Corporation owned beneficially by such shareholder, Shareholder Associated Person, or family member that are separated or separable from the underlying shares of the Corporation, (3) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder, Shareholder Associated Person, or family member is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, and (4) any performance-related fees (other than an asset-based fee) that such shareholder, Shareholder Associated Person, or family member is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice (which information shall be supplemented by such shareholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date).

With respect to shareholder proposals relating to director nominations, in addition to the information above, the shareholder’s notice shall set forth as to each person whom the shareholder proposes to nominate for election or re-election as a director, (i) the name, age, business address, and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of the Corporation which are beneficially owned by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended.

For purposes of this Section 6 “Shareholder Associated Person” of any shareholder shall mean (i) any person controlling or controlled by, directly or indirectly, or acting in concert with, such shareholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such shareholder, and (iii) any person controlling, controlled by, or under common control with such Shareholder Associated Person.

3. Notwithstanding anything in these Bylaws to the contrary, no business shall be proper at a meeting unless brought before it in accordance with the procedures set forth herein.  Further, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth herein.

4. The Chairman of the Board of Directors of the Corporation or the individual designated as chairman of the meeting shall, if the facts warrant, determine, and declare to the meeting that business was not properly brought before the meeting and in accordance with the procedures proscribed herein, and if the chairman should so determine, that any such business not properly brought before the meeting shall not be transacted.

5. Notwithstanding anything provided herein to the contrary, the procedures for submission of shareholder proposals have not expended, altered, or affected in any manner, whatever rights or limitations may exist regarding the ability of a shareholder of the Corporation to submit to a proposal for consideration by shareholders of the Corporation under California or federal law.

ARTICLE III

BOARD OF DIRECTORS

Section 1.                       Number – Quorum

The business of the Corporation shall be managed by a Board of Directors, whose number shall be not fewer than eleven (11) nor greater than fourteen (14), as the Board of Directors or the shareholders by amendment of these Bylaws may establish, provided, however, that a reduction in the authorized number of directors shall not remove any director prior to the expiration of his term of office, and provided further that the shareholders may, pursuant to law, establish a different and definite number of directors or different maximum and minimum numbers of directors by amendment of the Articles of Incorporation or by a duly adopted amendment to these Bylaws.  A majority of the prescribed number of directors shall be necessary to constitute a quorum for the trans- action of business.  At a meeting at which a quorum is present, every decision or act of a majority of the directors present made or done when duly assembled shall be valid as the act of the Board of Directors, provided that a minority of the directors, in the absence of a quorum, may adjourn from day to day but may transact no business.

Section 2.                       Exact Number of Directors

The number of Directors of the Corporation is hereby established, pursuant to the provisions of Section 1 of this Article III, as twelve (12).

Section 3.                       Director Nominating Procedure

1. Except for the filling of vacancies, as provided for in Section 6 of this Article III, only persons who are nominated in accordance with the procedures set forth herein shall be qualified to serve as directors.  Nominations of persons for election to the Board may be made at a meeting of shareholders:  (a) by or at the direction of the Board or (b) by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this Bylaw, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Bylaw.

2. Nominations by shareholders shall be made pursuant to timely notice in writing to the Secretary.  To be timely as to an annual meeting, a shareholder’s notice must be received at the principal executive offices of the Corporation not less than 20 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is changed by more than 30 days from such anniversary date, notice by the shareholder to be timely must be so received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made.  To be timely as to a special meeting at which directors are to be elected, a shareholder’s notice must be received not later than the close of business on the 10th day following the earlier of the day on which notice of the date of the meeting was mailed to shareholders or public disclosure of such date was made.  Such shareholder’s notice shall set forth:  (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to the shareholder giving the notice, (i) the name and address, as they appear on the Corporation’s books, of such shareholder and (ii) the class and number of shares of the Corporation which are beneficially owned by such shareholder and also which are owned of record by such shareholder; and (c) as to the beneficial owner, if any, on whose behalf the nomination is made, (i) the name and address of such person and (ii) the class and number of shares of the Corporation which are beneficially owned by such person.  At the request of the Board, any person nominated by the Board for election as a director shall furnish to the Secretary that information required to be set forth in the shareholder’s notice of nomination which pertains to the nominee.

3. Except for the filling of vacancies, as provided for in Section 6 of this Article III, no person shall be qualified to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Bylaw.  The Chairman of the Board of Directors of the Corporation or the individual designated as chairman of the meeting shall, if the facts warrant, determine, and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these Bylaws, and if the chairman should so determine, that the defective nomination shall be disregarded.  Notwithstanding the foregoing provisions of this Bylaw, a shareholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Bylaw.

Section 4.                       Qualification of Directors

The majority of directors of the Board of Directors shall not be officers or employees of the Corporation or any of its subsidiaries and shall not have held such positions at any time during the three years prior to election or selection to the Board of Directors.  Whether an individual, who is an officer or employee of the Corporation or any of its subsidiaries, satisfies this qualification requirement will be determined at the time of his or her election or selection.

Section 5.                       Election and Term of Office

The directors shall be elected at each annual meeting of shareholders, but if any such annual meeting is not held, or the directors are not elected thereat, the directors may be elected at any special meeting of shareholders held for that purpose.  All directors shall hold office until their respective successors are elected and qualified.

Section 6.                       Vacancies

Vacancies on the Board of Directors may be filled by a majority of the remaining directors, though they be less than a quorum, and each director so elected shall hold office until his successor is qualified following the election at the next annual meeting of the shareholders or at any special meeting of shareholders duly called for that purpose prior to such annual meeting.  A vacancy shall be deemed to exist in case the shareholders (or the Board of Directors, within the provisions of Section 1 of this Article III) shall increase the authorized number of directors, but shall fail, for a period of thirty days from the effective date of such increase, to elect the additional directors so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors. When one or more of the directors shall give notice to the Board of

Directors of his or their resignation from said Board, effective at a future date, the Board of Directors shall have the power to fill such vacancy or vacancies to take effect when such resignation or resignations become effective.  Each director so appointed shall hold office during the remainder of the term of office of the resigning director or directors or until their successors are appointed and qualify.

Section 7.                       First Meeting of Directors

Immediately following each annual meeting of shareholders, the Board of Directors shall hold a regular meeting for the purpose of organization, election of officers, and the transaction of other business.  Notice of such meeting is hereby dispensed with.

Section 8.                       Regular Meetings

Commencing in 2004, the time for other regular meetings of the Board of Directors, when held, shall be 8:00 a.m. on the third Tuesday of January, September, and November, the first Tuesday of March, the first Wednesday of May, and fourth Tuesday of July, unless a different schedule is established by a resolution of the Board.  If any regular meeting date shall fall on a legal holiday, then the regular meeting date shall be the business day next following.

Section 9.                       Special Meetings

A special meeting of the Board of Directors shall be held whenever called by the Chief Executive Officer or other officer acting for him, or by three directors.  Any and all business may be transacted at a special meeting.  Each call for a special meeting shall be in writing, signed by the person or persons making the same, addressed and delivered to the Secretary, and shall state the time and place of such meeting.

Section 10.                       Notice of Regular and Special Meetings of the Directors

No notice shall be required to be given of any regular meeting of the Board of Directors, but each director shall take notice thereof.  Notice of each special meeting of the Board of Directors shall be given to each of the directors by:  (i) mailing to each of them a copy of such notice at least five days; or (ii) delivering personally or by telephone, including voice messaging system or other system or technology designed to record and communicate messages, telegraph, facsimile, electronic mail, or other electronic means such notice at least 48 hours, prior to the time affixed for such meeting to the address of such director as shown on the books of the Corporation.  If his address does not appear on the books of the Corporation, then such notice shall be addressed to him at the principal office of the Corporation.

Section 11.                       Waiver of Notice

When all the directors of the Corporation are present at any meeting of the Board of Directors, however called or noticed, and sign a written consent thereto on the record of such meeting, or if the majority of the directors are present, and if those not present sign in writing a waiver of notice of such meeting, whether prior to or after the holding of such meeting, which waiver shall be filed with the Secretary of the Corporation, the transactions of such meeting are as valid as if had at a meeting regularly called and noticed.

Section 12.                       Action by Unanimous Consent of Directors

Any action required or permitted to be taken by the Board of Directors may be taken without a meeting if all members of the Board shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board, and such action by written consent shall have the same force and effect as if approved or taken at a regular meeting duly held.  Any certificate or other document which relates to action so taken shall state that the action was taken by unanimous written consent of the Board of Directors without a meeting, and that these Bylaws authorize the directors to so act.

Section 13.                       Telephonic Participation in Meetings

Members of the Board may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another.  Participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

ARTICLE IV

POWERS OF DIRECTORS

Section 1.                       The directors shall have power:

1. To call special meetings of the shareholders when they deem it necessary, and they shall call a meeting at any time upon the written request of shareholders holding one-third of all the voting shares;

2. To appoint and remove at pleasure all officers and agents of the Corporation, prescribe their duties, fix their compensation, and require from them as necessary security for faithful service;

3. To create and appoint committees, offices, officers, and agents of the Corporation, and to prescribe and from time to time change their duties and compensation, but no committee shall be created and no member appointed thereto except upon approval of a majority of the whole Board of Directors; and

4. To conduct, manage, and control the affairs and business of the Corporation and to make rules and regulations not inconsistent with the laws of the State of California, or the Bylaws of the Corporation, for the guidance of the officers and management of the affairs of the Corporation.

ARTICLE V

DUTIES OF DIRECTORS

Section 1.                       It shall be the duty of the directors:

1. To cause to be kept a complete record of all their minutes and acts, and of the proceedings of the shareholders, and present a full statement at the regular annual meeting of the shareholders, showing in detail the assets and liabilities of the Corporation, and generally the condition of its affairs.  A similar statement shall be presented at any other meeting of the shareholders when theretofore required by persons holding at least one-half of the voting shares of the Corporation;

2. To declare dividends out of the profits arising from the conduct of the business, whenever such profits shall, in the opinion of the directors, warrant the same;

3. To oversee the actions of all officers and agents of the Corporation, see that their duties are properly performed; and

4. To cause to be issued to the shareholders, in proportion to their several interests, certificates of stock.

ARTICLE VI

OFFICERS

Section 1.                       The officers shall include a Chairman of the Board of Directors, a Chief Executive Officer, who may be designated Chairman, a President, a Secretary, a Treasurer, a Controller, and may include one or more Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, and Assistant Treasurers.  All such officers shall be elected by and hold office at the pleasure of the Board of Directors, provided that the Chief Executive Officer shall have authority to dismiss any other officer.  Any director shall be eligible to be the Chairman of the Board of Directors and any two or more of such offices may be held by the same person, except that the Chief Executive Officer or President may not also hold the office of Secretary.  Any officer may exercise any of the powers of any other officer in the manner specified in these Bylaws, as specified from time to time by the Board of Directors, and/or as specified from time to time by the Chief Executive Officer or senior officer acting in his or her absence or incapacity, and any such acting officer shall perform such duties as may be assigned to him or her.

ARTICLE VII

FEES AND COMPENSATION

Section 1.                       Directors shall be reimbursed for their expenses, and shall be compensated for their services as directors in such amounts as the Board may fix by resolution.  Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity as an officer, agent, employee, or otherwise, and receiving compensation therefor.

ARTICLE VIII

INDEMNIFICATION

Section 1.                      Indemnification of Directors and Officers

Each person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, formal or informal, whether brought in the name of the Corporation or otherwise and whether of a civil, criminal, administrative, or investigative nature (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another Corporation or of a partnership, joint venture, trust, or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity, or in any other capacity while serving as a director or officer, shall, subject to the terms of any agreement between the Corporation and such person, be indemnified and held harmless by the Corporation to the fullest extent permissible under California law and the Corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities, and losses (including attorneys’ fees, judgments, fines, ERISA excise tax or penalties, and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors, and administrators; provided, however, that:  (a) the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of  the Corporation, (b) the Corporation shall indemnify such person seeking indemnification in connection with a proceeding (or part thereof) other than a proceeding by or in the name of the Corporation to procure a judgment in its favor only if any settlement of such a proceeding is approved in writing by the Corporation, and (c) that no such person shall be indemnified (i) on account of any suit in which judgment is rendered against such person for an accounting of profits made from the purchase or sale by such person of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state, or local statutory law; (ii) if a court of competent jurisdiction finally determines that any indemnification hereunder is unlawful; (iii) for acts or omissions involving intentional misconduct or knowing and culpable violation of law; (iv) for acts or omissions that the director or officer believes to be contrary to the best interests of the Corporation or its shareholders or that involve the absence of good faith on the part of the director or officer; (v) for any transaction for which the director or officer derived an improper personal benefit; (vi) for acts or omissions that show a reckless disregard for the director’s or officer’s duty to the Corporation or its shareholders in circumstances in which the director or officer was aware, or should have been aware, in the ordinary course of performing his or her duties, of a risk of serious injury to the Corporation or its shareholders; (vii) for acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s or officer’s duties to the Corporation or its shareholders; (viii) for costs, charges, expenses, liabilities, and losses arising under Section 310 or 316 of the California General Corporation Law (the “General Corporation Law”); and (ix) as to circumstances in which indemnity is expressly prohibited by Section 317 of the General Corporation Law.  The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the Corporation expenses incurred in defending any proceeding in advance of its final disposition; provided, however, that if the General Corporation Law requires the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, such advances shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts to the Corporation if it shall be ultimately determined that such person is not entitled to be indemnified.

Section 2.                       Indemnification of Employees and Agents

A person who was or is a party or is threatened to be made a party to or is involved in any proceedings by reason of the fact that he or she is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another enterprise, including service with respect to employee benefit plans, whether the basis of such action is an alleged action or inaction in an official capacity or in any other capacity while serving as an employee or agent, may, subject to the terms of any agreement between the Corporation and such person, be indemnified and held harmless by the Corporation to the fullest extent permitted by California law and the Corporation’s Articles of Incorporation, against all costs, charges, expenses, liabilities, losses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement), reasonably incurred or suffered by such person in connection therewith.  The immediately preceding sentence is not intended to be and shall not be considered to confer a contract right on any employee or agent (other than directors and officers) of the Corporation.

Section 3.                       Right of Directors and Officers to Bring Suit

If a claim under Section 1 of this Article is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim.  Neither the failure of the Corporation (including its Board, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met the applicable standard of conduct, if any, nor an actual determination by the Corporation (including its Board, independent legal counsel, or its shareholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption for the purpose of an action that the claimant has not met the applicable standard of conduct.

Section 4.                       Successful Defense

Notwithstanding any other provision of this Article, to the extent that a director or officer has been successful on the merits or otherwise (including the dismissal of an action without prejudice or the settlement of a proceeding or action without admission of liability) in defense of any proceeding referred to in Section 1 or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith.

Section 5.                       Non-Exclusivity of Rights

The right to indemnification provided by this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, bylaw, agreement, vote of shareholders, disinterested directors, or otherwise.

Section 6.                       Insurance

The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee, or agent of the Corporation or another Corporation, partnership, joint venture, trust, or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the General Corporation Law.

Section 7.                      Expenses as a Witness

To the extent that any director, officer, employee, or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any action, suit, or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her on his or her behalf in connection therewith.

Section 8.                       Indemnity Agreements

The Corporation may enter into agreements with any director, officer, employee, or agent of the Corporation providing for indemnification to the fullest extent permissible under the General Corporation Law and the Corporation’s Articles of Incorporation.

Section 9.                       Separability

Each and every paragraph, sentence, term, and provision of this Article is separate and distinct so that if any paragraph, sentence, term, or provision hereof shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or unenforceability of any other paragraph, sentence, term, or provision hereof. To the extent required, any paragraph, sentence, term, or provision of this Article may be modified by a court of competent jurisdiction to preserve its validity and to provide the claimant with, subject to the limitations set forth in this Article and any agreement between the Corporation and claimant, the broadest possible indemnification permitted under applicable law.

Section 10.                       Effect of Repeal or Modification

Any repeal or modification of this Article shall not adversely affect any right of indemnification of a director or officer existing at the time of such repeal or modification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE IX

CHAIRMAN OF THE BOARD

Section 1.                       If there shall be a Chairman of the Board of Directors, he shall, when present, preside at all meetings of the shareholders and the Board of Directors, and perform such other duties as the Bylaws or the Board of Directors shall require of him.

ARTICLE X

CHIEF EXECUTIVE OFFICER; OTHER EXECUTIVE OFFICERS

Section 1.                       The Board of Directors shall, at their first regular meeting, elect such officers as are required by Article VI hereof and such additional officers authorized by Article VI hereof as the Board, in its discretion, may choose to elect. If at any time the Chief Executive Officer shall be unable to act, the President (if there shall be one who is not also the Chief Executive Officer) shall act in his place and perform his duties; if the President or next most senior officer is unable to perform such duties, then the vice presidents, in such sequence as the Board of Directors may specify, shall act.  If all the foregoing shall be unable to act, the senior officer among them shall appoint some other person in whom shall be vested, for the time being, all the duties and functions of Chief Executive Officer, to act until the Board of Directors can be convened and elect appropriate officers.  The Chief Executive Officer (or person acting as such) shall:

1. Preside (if there shall be no Chairman of the Board of Directors or in his absence) over all meetings of the shareholders and directors;

2. Sign on behalf of the Corporation contracts and other instruments in writing within the scope of his authority or if, when, and as directed to do so by the Board of Directors, but nothing herein shall limit the power of the Board of Directors to authorize such contracts and other instruments in writing to be signed by any other officer or person or limit the power of the Chief Executive Officer to delegate his authority in any such matter to another officer or other officers of the Corporation.  The Chief Executive Officer or any other officer specified by the Board of Directors may sign certificates of stock as provided in Article XIII hereof;

3. Delegate duties and responsibilities to any other officers and/or employees of the Corporation in any manner not prohibited by these Bylaws or by the Board of Directors, and change such duties and responsibilities so delegated from time to time at will;

4. Call the directors together when he deems it necessary, and have, subject to the advice of the directors, direction of the affairs of the Corporation; and

5. Generally discharge such other duties as may be required of him by the Bylaws of the Corporation.

ARTICLE XI

SECRETARY

Section 1.                       The Board of Directors shall elect a Secretary:

1. It shall be the duty of the Secretary to keep a record of proceedings of the Board of Directors and of the shareholders, and to keep the corporate seal of the Corporation.  He shall be responsible for maintaining proper records showing the number of shares of stock of all classes and series issued and transferred by any shareholder, and the dates of such issuance and transfer;

2. Whenever it is provided in these Bylaws that notice shall be given either of regular or special meetings of the shareholders, regular or special meetings of the directors, or otherwise, such notice shall be given by the Secretary or by the Chief Executive Officer or by any person designated by either of them, or by any authorized person who shall have signed the call for such meeting.  Any notice which the Secretary may give or serve, or act required to be done by him, may with like effect be given or served or done by or under the direction of an Assistant Secretary;

3. The Secretary shall discharge such other duties as pertain to his office or which may be prescribed by the Board of Directors.

ARTICLE XII

TREASURER

Section 1.                       The Treasurer shall receive and keep all the funds of the Corporation and pay them out only on checks or otherwise, as directed by the Board of Directors; provided, however, that the Board of Directors may provide for a depository of the funds of the Corporation, and may by resolution prescribe the manner in which said funds shall be drawn from said depository.

ARTICLE XIII

CERTIFICATES OF STOCK

Section 1.                       Certificates of stock shall be of such form and device as the Board of Directors may lawfully direct, and shall be entitled to have a certificate signed by the genuine or facsimile signatures of the Chairman and Chief Executive Officer or the President or any authorized Vice President and the Secretary or an Assistant Secretary.  Each certificate shall express on its face its number, date of issuance, the number of shares for which and the person to whom it is issued, the kind of shares represented by said certificate, and such other matters as may be required by law.  Certificates of stock may be issued prior to full payment, in harmony with all permits issued by regulatory authorities having jurisdiction in the premises, or as is otherwise allowed by law, but any certificate issued prior to full payment must show on its face what amount has been paid thereon.

ARTICLE XIV

TRANSFER OF STOCK

Section 1.                       Shares of stock of the Corporation may be transferred at any time by the holders, or by power of attorney, or by their legal representative, by endorsement on the certificate of stock, but no transfer is valid until the surrender of the endorsed certificate.

        A surrendered certificate shall be delivered up for cancellation before a new one is issued in lieu thereof, and the Secretary shall preserve the certificate so canceled or a suitable record thereof.  If, however, a certificate is lost or destroyed, the Board of Directors may order a new certificate issued as is by law required or permitted.

ARTICLE XV

VOTING

Section 1.                       At all corporate meetings, each shareholder, either in person or by proxy, shall be entitled to as many votes as he owns shares of stock; however, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes.

Section 2.                       Proxies

Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Secretary of the Corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which such proxy is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.

ARTICLE XVI

INDEBTEDNESS

Section 1.                       The Board of Directors shall have power to incur indebtedness, and the terms and amount thereof shall be entered in the minutes.  The Board of Directors shall have the power to secure said indebtedness, or any obligation or obligations of the Corporation, by pledge, mortgage, deed of trust, or other security given upon any property owned by it or in which it has any interest.

ARTICLE XVII

REGISTRAR AND/OR TRANSFER AGENT

Section 1.                       The Board of Directors may designate and appoint one or more registrars and/or transfer agents for the registration of the stock of the Corporation, and make such rules and regulations for the registrations of stock at the office of such registrars and/or transfer agents as may to the Board of Directors seem desirable.  The Corporation may act as its own transfer agent, at the direction of the Board of Directors.  The Board of Directors may, in its discretion, fix a transfer fee for transfer of stock certificates.

ARTICLE XVIII

MISCELLANEOUS

Section 1.                       Meetings. Notice.  When Conclusive.

An entry made in the minutes of the directors or shareholders, pursuant to resolution or recital, to the effect that the notice of such meeting required by these Bylaws to be given has been given, shall be conclusive upon the Corporation, its directors, shareholders, and all other persons that such notice has been duly given in proper form and substance to the proper persons and for the requisite length of time.

ARTICLE XIX

SEAL

Section 1.                       The Board of Directors shall provide a suitable seal containing the name of the Corporation, the year of its creation, and other appropriate words, and may alter the same at pleasure.

ARTICLE XX

AMENDMENTS TO BYLAWS

Section 1.                       Power of Shareholders

New Bylaws may be adopted or these Bylaws may be amended or repealed by the vote of shareholders entitled to exercise a majority of the voting power of the Corporation or by the written assent of such shareholders, except as otherwise provided by law or by the Articles of Incorporation.

Section 2.                       Power of Directors

Subject to the right of the shareholders as provided in Section 1 of this Article XX to adopt, amend, or repeal Bylaws, the Board of Directors may adopt, amend, or repeal any of the Bylaws of this Corporation, except that the powers of the Board of Directors to change, and/or establish the authorized number of directors of this Corporation shall be as set forth in Article III of these Bylaws.

I hereby certify that the foregoing is a full, true, and correct copy of the Bylaws of Southwest Gas Corporation, a California Corporation, as in effect on the date hereof.

WITNESS my hand this 15th day of November 2011.

/s/ Karen S. Haller
Karen S. Haller Vice President/General Counsel,
Compliance Officer,
and Corporate Secretary